Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

May 7, 2012
KEMPER CORPORATION REPORTS FIRST QUARTER 2012 RESULTS
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $43.6 million ($0.73 per share) for the first quarter of 2012, compared to net income of $51.5 million ($0.85 per share) for the first quarter of 2011. Consolidated net operating income1 was $33.4 million ($0.56 per share) for the first quarter of 2012, compared to consolidated net operating income of $36.1 million ($0.59 per share) for the first quarter of 2011.

	Three Months Ended
(Dollars in millions, except per share amounts) (Unaudited)	Mar 31, 2012	Mar 31, 2011
Consolidated Net Operating Income[1]	$33.4	$36.1
Income from Continuing Operations	36.3	45.0
Net Income	43.6	51.5

Basic Net Income Per Share From:
Consolidated Net Operating Income[1]	$0.56	$0.59
Continuing Operations	0.61	0.74
Net Income	0.73	0.85

“Our team achieved solid progress in executing our strategy during the first quarter, resulting in improving trends across our businesses and a strengthened capital base,” commented Don Southwell, President and Chief Executive Officer. “Early in the second quarter, we successfully completed our rebranding efforts on the P&C business, which will enable us to leverage our well-known brand in the marketplace.”
“Our Life and Health segment delivered solid results, while yields and earnings in the investment portfolio were stable amidst the challenging interest rate environment. Within Kemper Preferred, our focus on targeted auto and home customers, successful efforts to engage more independent agents and recent rate actions drove growth. Additionally, the decisive actions we have been implementing at Kemper Direct positively influenced results, and we continue efforts to move forward on additional improvements,” added Southwell.
“On the capital front, we repurchased nearly $20 million of common stock and are pleased with the return of additional capital from Fireside. Efficient deployment of capital and improving returns remains a top priority, and we are now targeting to repurchase up to $100 million in total during 2012,” said Southwell.

1 Consolidated net operating income is an after-tax, Non-GAAP financial measure and is not computed in accordance with accounting principles generally accepted in the United States. See “Use of Non-GAAP Measures” for additional information.

Highlights

•	Earned premiums at Kemper Preferred increased approximately 1.5 percent, driven by a 7 percent increase in the number of its home and auto package policies.

•	Kemper Home Service implemented an average rate increase of 5.7 percent for new life policies in April 2012.

•	Reserve National reported record first quarter earned premiums of $34.1 million and continued to make substantial progress in its transition to policies less affected by national health care reform.

•	Kemper Specialty grew its commercial auto earned premium over 4 percent in the quarter.

•	Fireside completed the sale of a portion of its charged-off loan portfolio and successfully converted from a bank to a general business corporation.
Capital
During the quarter, Kemper repurchased nearly 650,000 shares of common stock at a cost of $19.2 million and paid dividends of $14.5 million. Kemper ended the quarter with a book value per share of $35.69 and book value per share excluding unrealized gains on fixed maturities of $30.40, up from $35.13 and $29.70, respectively, at year-end.
During the quarter, Kemper entered into a new $325 million, four year revolving credit agreement to replace its $245 million revolving credit agreement that was set to expire in October of 2012.
With the conversion of Fireside from a bank to a general business corporation, Kemper successfully exited the banking business and is no longer subject to federal and state banking regulations. Fireside returned an additional $20 million of capital in April, bringing the total to $270 million.
Revenues
Total revenues were $611.2 million for the first quarter of 2012, compared to $641.2 million in 2011. Earned premiums were $529.2 million for the first quarter of 2012, compared to $546.0 million in 2011. This decline is largely related to Kemper Direct’s specific actions to improve its operating results.
Net investment income was $77.4 million in the first quarter of 2012, a $3.8 million decrease from 2011. Net investment income decreased $6.4 million for the combined property and casualty operations, largely driven by fluctuations of equity method funds’ performance and lower income from other equity securities. Net investment income increased $3.0 million for the Life and Health segment, primarily from higher levels of fixed maturities and fluctuations of equity method funds’ performance, offset by lower yields on fixed maturities. Consolidated net investment income from equity method investments was $6.7 million in the first quarter of 2012, compared to $10.0 million in 2011. The investment portfolio generated a pre-tax equivalent annualized book yield of 5.8 percent for the first quarter of 2012.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and (iii) catastrophe losses exclude the impact of prior-year development.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2012	Mar 31, 2011
Segment Net Operating Income (Loss):
Kemper Preferred	$10.4	$11.3
Kemper Specialty	4.1	4.4
Kemper Direct	(1.3)	(3.9)
Life and Health Insurance	27.8	30.0
Total Segment Net Operating Income	41.0	41.8
Corporate and Other Net Operating Loss	(7.6)	(5.7)
Consolidated Net Operating Income	33.4	36.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	3.2	9.2
Net Impairment Losses Recognized in Earnings	(0.3)	(0.3)
Income from Continuing Operations	$36.3	$45.0
Kemper Preferred reported net operating income of $10.4 million for the first quarter of 2012, compared to $11.3 million in 2011, driven by $2.4 million lower net investment income, offset by a $1.5 million improvement in underwriting results on an underlying basis. The underlying combined ratio was 95.4 percent in first quarter 2012, compared to 96.5 percent in 2011. Homeowners underlying combined ratio improved from lower non-catastrophe weather losses. The personal auto underlying combined ratio increased, largely related to higher severity; however, the first quarter 2011 underlying loss ratio was below historical trends.
Kemper Specialty reported net operating income of $4.1 million for the first quarter of 2012, compared to $4.4 million in 2011. The current quarter included $1.0 million lower net investment income and $0.6 million lower favorable development, offset by a $1.1 million improvement in underwriting results on an underlying basis. Kemper Specialty’s underlying combined ratio improved by 1.6 percentage points, which was driven by an increase in average premium and lower frequency in personal auto liability lines.
Kemper Direct reported a net operating loss of $1.3 million for the first quarter of 2012, compared to $3.9 million in 2011.  The combined ratio on both an underlying and a reported basis improved compared to the prior year. The current quarter results included $2.6 million higher favorable development, offset by $1.3 million higher catastrophe losses and $1.3 million lower investment income. As previously-announced, the initiative to non-renew all direct auto business in Michigan began on April 10, 2012, and will be largely completed by year-end.
Life and Health Insurance reported net operating income of $27.8 million for the first quarter of 2012, compared to $30.0 million in 2011, which included a $4.1 million favorable reserve adjustment on a small block of policies. This segment also benefited from a $2.0 million increase in net investment income in the current period.
Corporate and other net operating loss, consisting of interest and other expenses, as well as unallocated investment income, increased $1.9 million for the first quarter of 2012. The current quarter results included $0.8 million higher pension expense, $0.3 million to refinance the revolving credit facility and higher other corporate items.

Unaudited condensed consolidated statements of income for the three months ended March 31, 2012 and 2011 are presented below:

	Three Months Ended
(Dollars in millions, except per share amounts)	Mar 31, 2012	Mar 31, 2011
Revenues:
Earned Premiums	$529.2	$546.0
Net Investment Income	77.4	81.2
Other Income	0.2	0.2
Net Realized Gains on Sales of Investments	4.9	14.2
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(0.5)	(0.4)
Portion of Losses Recognized in Other Comprehensive (Income) Loss	—	—
Net Impairment Losses Recognized in Earnings	(0.5)	(0.4)
Total Revenues	611.2	641.2
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	376.6	392.3
Insurance Expenses	162.4	166.1
Interest and Other Expenses	21.8	19.7
Total Expenses	560.8	578.1
Income from Continuing Operations before Income Taxes	50.4	63.1
Income Tax Expense	(14.1)	(18.1)
Income from Continuing Operations	36.3	45.0
Income from Discontinued Operations	7.3	6.5
Net Income	$43.6	$51.5

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.61	$0.74
Diluted	$0.60	$0.73

Net Income Per Unrestricted Share:
Basic	$0.73	$0.85
Diluted	$0.72	$0.84

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2012 and 2011 are presented below:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2012	Mar 31, 2011
REVENUES
Kemper Preferred:
Earned Premiums	$215.0	$211.9
Net Investment Income	10.9	14.2
Other Income	0.1	0.1
Total Kemper Preferred	226.0	226.2
Kemper Specialty:
Earned Premiums	106.8	112.4
Net Investment Income	5.2	6.6
Other Income	—	0.1
Total Kemper Specialty	112.0	119.1
Kemper Direct:
Earned Premiums	47.0	59.9
Net Investment Income	3.6	5.3
Total Kemper Direct	50.6	65.2
Life and Health Insurance:
Earned Premiums	160.4	161.8
Net Investment Income	55.7	52.7
Other Income	0.1	—
Total Life and Health Insurance	216.2	214.5
Total Segment Revenues	604.8	625.0
Net Realized Gains on the Sales of Investments	4.9	14.2
Net Impairment Losses Recognized in Earnings	(0.5)	(0.4)
Other	2.0	2.4
Total Revenues	$611.2	$641.2

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions) (Unaudited)

	Mar 31, 2012	Dec 31, 2011
Assets:
Investments:
Fixed Maturities at Fair Value	$4,787.7	$4,773.4
Equity Securities at Fair Value	429.6	397.3
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	311.7	306.3
Short-term Investments at Cost which Approximates Fair Value	364.2	247.4
Other Investments	499.0	498.3
Total Investments	6,392.2	6,222.7
Cash	128.7	251.2
Receivables from Policyholders	378.4	379.2
Other Receivables	210.5	218.7
Deferred Policy Acquisition Costs	297.9	294.0
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	—	6.4
Other Assets	250.9	250.7
Total Assets	$7,970.4	$7,934.7
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,117.8	$3,102.7
Property and Casualty	1,001.4	1,029.1
Total Insurance Reserves	4,119.2	4,131.8
Unearned Premiums	668.3	666.2
Liabilities for Income Taxes	18.2	6.2
Notes Payable at Amortized Cost	610.8	610.6
Accrued Expenses and Other Liabilities	422.1	403.3
Total Liabilities	5,838.6	5,818.1
Shareholders’ Equity:
Common Stock	6.0	6.0
Paid-in Capital	737.5	743.9
Retained Earnings	1,126.2	1,108.7
Accumulated Other Comprehensive Income	262.1	258.0
Total Shareholders’ Equity	2,131.8	2,116.6
Total Liabilities and Shareholders’ Equity	$7,970.4	$7,934.7

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2012	Mar 31, 2011

Results of Operations

Net Premiums Written	$207.0	$199.6
Earned Premiums:
Automobile	$126.6	$126.9
Homeowners	74.7	71.9
Other Personal	13.7	13.1
Total Earned Premiums	215.0	211.9
Net Investment Income	10.9	14.2
Other Income	0.1	0.1
Total Revenues	226.0	226.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	145.0	145.5
Catastrophe Losses and LAE	8.5	9.0
Prior Years:
Non-catastrophe Losses and LAE	(0.6)	(1.1)
Catastrophe Losses and LAE	(0.3)	(0.3)
Total Incurred Losses and LAE	152.6	153.1
Insurance Expenses	60.3	59.0
Operating Profit	13.1	14.1
Income Tax Expense	(2.7)	(2.8)
Segment Net Operating Income	$10.4	$11.3

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	67.4%	68.7%
Current Year Catastrophe Losses and LAE Ratio	4.0	4.2
Prior Years Non-catastrophe Losses and LAE Ratio	(0.3)	(0.5)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	(0.1)
Total Incurred Loss and LAE Ratio	71.0	72.3
Incurred Expense Ratio	28.0	27.8
Combined Ratio	99.0%	100.1%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	67.4%	68.7%
Incurred Expense Ratio	28.0	27.8
Underlying Combined Ratio	95.4%	96.5%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	95.4%	96.5%
Current Year Catastrophe Losses and LAE Ratio	4.0	4.2
Prior Years Non-catastrophe Losses and LAE Ratio	(0.3)	(0.5)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	(0.1)
Combined Ratio as Reported	99.0%	100.1%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2012	Mar 31, 2011

Results of Operations

Net Premiums Written	$117.7	$123.1
Earned Premiums:
Personal Automobile	$96.6	$102.6
Commercial Automobile	10.2	9.8
Total Earned Premiums	106.8	112.4
Net Investment Income	5.2	6.6
Other Income	—	0.1
Total Revenues	112.0	119.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	86.2	92.8
Catastrophe Losses and LAE	0.1	0.1
Prior Years:
Non-catastrophe Losses and LAE	(1.0)	(1.9)
Catastrophe Losses and LAE	0.1	0.1
Total Incurred Losses and LAE	85.4	91.1
Insurance Expenses	21.7	22.6
Operating Profit	4.9	5.4
Income Tax Expense	(0.8)	(1.0)
Segment Net Operating Income	$4.1	$4.4

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	80.7%	82.5%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.1
Prior Years Non-catastrophe Losses and LAE Ratio	(0.9)	(1.7)
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1
Total Incurred Loss and LAE Ratio	80.0	81.0
Incurred Expense Ratio	20.3	20.1
Combined Ratio	100.3%	101.1%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	80.7%	82.5%
Incurred Expense Ratio	20.3	20.1
Underlying Combined Ratio	101.0%	102.6%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	101.0%	102.6%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.1
Prior Years Non-catastrophe Losses and LAE Ratio	(0.9)	(1.7)
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1
Combined Ratio as Reported	100.3%	101.1%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2012	Mar 31, 2011

Results of Operations

Net Premiums Written	$43.9	$60.9
Earned Premiums:
Automobile	$44.5	$57.6
Homeowners	2.4	2.2
Other Personal	0.1	0.1
Total Earned Premiums	47.0	59.9
Net Investment Income	3.6	5.3
Total Revenues	50.6	65.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	39.8	52.3
Catastrophe Losses and LAE	2.1	0.1
Prior Years:
Non-catastrophe Losses and LAE	(3.9)	(0.1)
Catastrophe Losses and LAE	—	0.3
Total Incurred Losses and LAE	38.0	52.6
Insurance Expenses	15.6	20.1
Operating Loss	(3.0)	(7.5)
Income Tax Benefit	1.7	3.6
Segment Net Operating Loss	$(1.3)	$(3.9)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	84.7%	87.3%
Current Year Catastrophe Losses and LAE Ratio	4.5	0.2
Prior Years Non-catastrophe Losses and LAE Ratio	(8.3)	(0.2)
Prior Years Catastrophe Losses and LAE Ratio	—	0.5
Total Incurred Loss and LAE Ratio	80.9	87.8
Incurred Expense Ratio	33.2	33.6
Combined Ratio	114.1%	121.4%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	84.7%	87.3%
Incurred Expense Ratio	33.2	33.6
Underlying Combined Ratio	117.9%	120.9%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	117.9%	120.9%
Current Year Catastrophe Losses and LAE Ratio	4.5	0.2
Prior Years Non-catastrophe Losses and LAE Ratio	(8.3)	(0.2)
Prior Years Catastrophe Losses and LAE Ratio	—	0.5
Combined Ratio as Reported	114.1%	121.4%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2012	Mar 31, 2011

Results of Operations

Earned Premiums:
Life	$98.5	$99.4
Accident and Health	41.5	41.2
Property	20.4	21.2
Total Earned Premiums	160.4	161.8
Net Investment Income	55.7	52.7
Other Income	0.1	—
Total Revenues	216.2	214.5
Policyholders’ Benefits and Incurred Losses and LAE	100.6	95.5
Insurance Expenses	72.6	72.5
Operating Profit	43.0	46.5
Income Tax Expense	(15.2)	(16.5)
Segment Net Operating Income	$27.8	$30.0
Use of Non-GAAP Measures
Consolidated Net Operating Income
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP measure and is computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
The company believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in the company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the company’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months ended March 31, 2012 and 2011 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2012	Mar 31, 2011
Consolidated Net Operating Income	$33.4	$36.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	3.2	9.2
Net Impairment Losses Recognized in Earnings	(0.3)	(0.3)
Income from Continuing Operations	$36.3	$45.0
Consolidated Net Operating Income Per Unrestricted Share
Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure, which is computed by dividing Consolidated Net Operating Income by the weighted average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted share‐basic.
A reconciliation of Consolidated Net Operating Income (Loss) Per Unrestricted Share to Income (Loss) from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2012 and 2011 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2012	Mar 31, 2011
Consolidated Net Operating Income Per Unrestricted Share	$0.56	$0.59
Net Income Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.05	0.15
Net Impairment Losses Recognized in Earnings	—	—
Income from Continuing Operations Per Unrestricted Share	$0.61	$0.74
Book Value Per Share Excluding Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the impact of unrealized net capital gains and losses on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. The company uses the trend in book value per share, excluding the impact of unrealized net capital gains and losses on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2012 and December 31, 2011 is presented below:

(Dollars in Millions) (Unaudited)	Mar 31, 2012	Dec 31, 2011
Shareholders’ Equity Excluding Unrealized Gains	$1,815.5	$1,789.2
Unrealized Gains and Losses on Fixed Maturities	316.3	327.4
Shareholders’ Equity	$2,131.8	$2,116.6
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. The company believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. The company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2012 results in a conference call on Tuesday, May 8 at 11 a.m. EST. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register on-line at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through May 22, 2012 at 855.859.2056 using conference ID number 68614462.
More detailed financial information can be found in Kemper's Investor Financial Supplement for the first quarter of 2012 which is available at kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents, as well as directly to consumers.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS